GENERAL PUBLIC UTILITIES CORPORATION
                           1990 STOCK PLAN FOR EMPLOYEES OF
                         GENERAL PUBLIC UTILITIES CORPORATION
                                   AND SUBSIDIARIES



                               AS AMENDED AND RESTATED
                                TO REFLECT AMENDMENTS
                               THROUGH NOVEMBER 4, 1993
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                           1990 STOCK PLAN FOR EMPLOYEES OF
                         GENERAL PUBLIC UTILITIES CORPORATION
                                   AND SUBSIDIARIES



          1.      Purpose

                  General Public Utilities Corporation (the "Corporation") desires to attract and retain employees of outstanding talent.
          The   Stock  Plan  for  Employees  of  General  Public  Utilities
          Corporation  and  Subsidiaries  (the  "Plan")  affords   eligible
          employees the opportunity to acquire proprietary interests in the Corporation and thereby encourages their highest levels of performance.

          2.      Scope and Duration

                  (a)   Awards  under  the  Plan  may   be  granted  in  the
          following forms:

                     (i) incentive stock options ("incentive stock options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("non-qualified options") (the term "options" includes incentive stock options and non-qualified options);

                     (ii) shares of Common Stock of the Corporation (the "Common Stock") which are restricted as provided in paragraph 10 ("restricted shares"); or

                     (iii) rights to  acquire shares of  Common Stock  which
                  are restricted as provided in paragraph 10 ("units" or "restricted units").

          Options   may  be  accompanied   by  stock   appreciation  rights
          ("rights").

                  (b) The maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time under the Plan is 1,974,190
          shares.(1)   Shares issued pursuant to  this Plan may be in whole
          or  in part, as  the Board of  Directors of the  Corporation (the
          "Board   of  Directors")  shall  from  time  to  time  determine,
          authorized but unissued shares or issued shares reacquired by the

          ____________________

          (1) Initially, 1,000,000 shares were authorized to be issued under the Plan. On May 29, 1991, the Corporation effected a two-for-one-stock split by way of a stock dividend, leaving 1,974,190 shares available for issuance under the Plan on and after that date, after giving effect to shares previously awarded.


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          Corporation.  If for any reason any shares as to which  an option has been granted cease to be subject to purchase thereunder or any restricted shares or restricted units are forfeited to the Corporation, or to the extent that any awards under the Plan denominated in shares or units are paid or settled in cash or are surrendered upon the exercise of an option, then (unless the Plan shall have been terminated) such shares or units, and any shares surrendered to the Corporation upon such exercise, shall become available for subsequent awards under the Plan unless such shares or units, if so made available for subsequent awards under the Plan, would not be exempt from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") pursuant to Rule 16b-
          3,   as  amended,  thereunder;  provided,  however,  that  shares surrendered to the Corporation upon the exercise of an incentive stock option and shares subject to an incentive stock option surrendered upon the exercise of a right shall not be available for subsequent award of additional stock options under the Plan.

                  (c)   No   incentive  stock   option  shall   be   granted
          hereunder after November 30, 1999.


          3.      Administration

                  (a) The Plan shall be administered by those members of the Personnel and Compensation Committee, or any successor thereto, of the Board of Directors who are "disinterested persons" within the meaning of Rule 16b-3, as amended, under
          Section 16(b) of the Exchange Act or by such other committee consisting of not less than two persons each of whom shall qualify as "disinterested persons," as may be determined by the Board of Directors ("the Committee").

                  (b)   The Committee  shall have  plenary authority  in its
          sole discretion, subject to and not inconsistent with the express
          provisions of this Plan:   (i) to grant options, to determine the
          purchase price of the Common Stock covered by each option, the term of each option, the employees to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; (ii) to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights; (iii) to grant rights and to determine the purchase price of the Common Stock covered by each right or related option, the term of each right or related option, the employees to whom, and the time or times at which, rights or related options shall be granted and the number of shares to be covered by each right or related option; (iv) to grant restricted shares and restricted units and to determine the term of the Restricted Period (as defined in paragraph 10) and
          other   conditions  applicable  to  such  shares  or  units,  the
          employees to whom, and the time or times at which, restricted shares or restricted units shall be granted and the number of shares or units to be covered by each grant; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations



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          relating to the Plan; (vii) to determine the terms and provisions of the option and rights agreements (which need not be identical) and the restricted share and restricted unit agreements (which need not be identical) entered into in connection with awards under the Plan, including any provisions of such agreements that may permit a recipient of an award of restricted units to elect, prior to the vesting of such units, to defer the payment of cash and/or the delivery of shares of Common Stock otherwise to be made upon the vesting of such restricted units, and/or to defer the payment of any cash compensation awarded to the recipient with respect to such restricted units, or with respect to any restricted stock awarded to the recipient, either under this Plan or the GPU System Companies Deferred Compensation Plan for
          Elected   Officers  (a  "Deferral");   and  to  make   all  other
          determinations   deemed   necessary   or   advisable   for    the
          administration of the Plan. Without limiting the foregoing, the Committee shall have plenary authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, (1) to select GPU Officers (as defined below) for participation in the Plan, (2) to determine the timing, price and amount of any grant or award under the Plan to any GPU Officer,
          (3) either (A) to determine the form in which payment of any right granted or awarded under the Plan will be made (i.e., cash, securities or any combination thereof) or (B) to approve the election of the employee to receive cash in whole or in part in settlement of any right granted or awarded under the Plan. As used herein, the term "GPU Officer" shall mean an officer (other than an assistant officer) of the Corporation, any member of the
          Corporation's  Corporate   Executive  Council   (as  it  may   be
          constituted from time to time), and any person who may from time to time be designated an executive officer of the Corporation by
          its Board  of Directors.   The exercise by  the Committee  of the
          powers  granted   in  clauses   (i),  (ii),   (iii),  (iv),   and
          (vii) hereof shall be subject to the approval of a committee of the Board of Directors comprised only of "disinterested persons" within the meaning of Rule 16b-3, as amended, under Section 16(b) of the Exchange Act with respect to a recipient of an award hereunder who is an officer (other than assistant officer) of the Corporation, the Chairman or President of Jersey Central Power & Light Company, Metropolitan Edison Company, Pennsylvania Electric Company, GPU Nuclear Corporation, GPU Service Corporation, or General Portfolios Corporation (the "Board Committee"). (The Committee and the Board Committee are sometimes hereinafter referred to as the "Committees.")

                  (c) The Committees may delegate to one or more of their members or to one or more agents such administrative duties as they may deem advisable, and the Committees or any person to whom they have delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committees or such person may have under the Plan; provided, that the Committees may not delegate any duties to a member of the Board of Directors who would not qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3, as



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          amended, or other  applicable rules under the Exchange  Act.  The
          Committees may employ attorneys, consultants, accountants or other persons and the Committees, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committees in good faith shall be final and binding upon all employees who have received awards, the Corporation and all other interested
          persons.   Notwithstanding the foregoing, any action taken or any
          interpretation or determination made by the Committees after the occurrence of a "Change in Control" (as defined in paragraph 7(c) hereof) which adversely affects the rights of any employee to any award hereunder shall be subject to judicial review under a "de
          novo" rather than a deferential standard.   No member or agent of
          the Committees shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or awards made thereunder, and all members and agents of the Committees shall be fully protected by the Corporation in respect of any such action, determination or interpretation.

          4.      Eligibility; Factors to be Considered in Making Awards

                  (a)   Only   employees   of   the   Corporation   or   its
          subsidiaries  may  receive  awards  under the  Plan.    The  term
          "subsidiary" means any corporation one hundred (100%) percent of the common stock of which is owned, directly or indirectly, by
          the  Corporation.    A  director  of  the  Corporation  or  of  a
          subsidiary who is not also an employee will not be eligible to receive an award.

                  (b) In determining the employees to whom awards shall be granted and the number of shares or units to be covered by each award, the Committee shall take into account the nature of
          the  employee's  duties,   his  or  her  present   and  potential
          contributions to the  success of the  Corporation and such  other
          factors   as  it   shall  deem   relevant   in  connection   with
          accomplishing the purposes of the Plan.

                  (c)   Awards may be granted singly,  in combination or  in
          tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to, awards or grants under any
          other   employee  plan  maintained  by  the  Corporation  or  its
          subsidiaries. An award made in the form of an option, a unit or a right may provide, in the discretion of the committee, for
          (i) the crediting to the account of, or the current payment to, each employee who has such an award of an amount equal to the cash dividends and stock dividends paid by the Corporation upon one share of Common Stock for each restricted unit, or share of Common Stock subject to an option or right, included in such award, and for each restricted unit which is the subject of the
          Deferral   ("Dividend    Equivalents"),   or    (ii) the   deemed
          reinvestment of such Dividend Equivalents and stock dividends in shares of Common Stock or the deemed reinvestment of units in additional units , which deemed reinvestment in each case shall



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          be  deemed  to be  made  in  accordance  with the  provisions  of paragraph 10 and credited to the Employee's account ("Additional Deemed Shares"). Such Additional Deemed Shares shall be subject to the same restrictions (including but not limited to provisions regarding forfeitures) applicable with respect to the option, unit or right with respect to which such credit is made.
          Dividend Equivalents not deemed reinvested as stock dividends shall not be subject to forfeiture, and may bear amounts equivalent  to interest  or cash  dividends as the  Committee may
          determine.   An  employee who  has been  granted incentive  stock
          options under the Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code with respect to incentive stock options.

                  (d) The Committee, in its sole discretion, may grant to an employee who has been granted an award under the Plan or any other employee plan maintained by the Corporation, one of its subsidiaries, or any successor thereto, in exchange for the surrender and cancellation of such award, a new award in the same or a different form and containing such terms, including without limitation a price which is different (either higher or lower)
          than   any  price  provided  in  the  award  so  surrendered  and cancelled, as the Committee may deem appropriate.

          5.      Option Price

                  (a) The purchase price of the Common Stock covered by each option shall be determined by the Committee; provided, however, that in the case of incentive stock options, the purchase price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Fair market value shall mean the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date on which the option is granted, or if there are no sales on such date, on the next preceding day on which there were sales. Such price shall be subject to adjustment as provided in
          paragraph 13.   The price so determined shall  also be applicable
          in connection with the exercise of any related right.

                  (b) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument acceptable to the Corporation, in shares of the Common Stock, valued at the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date of exercise, or if there were no sales on such date, on the next preceding day on which there were sales, or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding awards under the Plan. In addition, the employee shall pay any amount necessary to satisfy applicable federal, state or local tax requirements promptly upon notification of the amount due. The Committee may permit such amount to be paid in shares of Common Stock previously owned by




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          the  employee, or  a portion of  the shares of  Common Stock that otherwise would be distributed to such employee upon exercise of the option, or a combination of cash and shares of such Common Stock.

          6.      Term of Options

                  The term of each incentive stock option granted under the Plan shall be such period of time as the Committee shall determine, but not more than ten years from the date of grant, subject to earlier termination as provided in paragraphs 11 and
          12. The term of each non-qualified stock option granted under the Plan shall be such period of time as the Committee shall
          determine,  subject  to   earlier  termination  as  provided   in
          paragraphs 11 and 12.

          7.      Exercise of Options

                  (a) Each option shall become exercisable in whole or in part, as the Committee shall determine provided, however, that the Committee may also, in its discretion, accelerate the exercisability of any option in whole or in part at any time.

                  (b) Subject to the provisions of the Plan and unless otherwise provided in the option agreement, an option granted under the Plan shall become exercisable in full at the earliest of the employee's death, Eligible Retirement (as defined below),
          or Total Disability  (as defined in paragraph 12).   For purposes
          of this Plan, the term "Eligible Retirement" shall mean the date upon which an employee, having attained an age of not less than fifty-five, terminates his or employment with the Corporation or subsidiary, provided that such employee is immediately eligible to receive a pension (whether or not he or she otherwise elects to defer such receipt) under Section 3.1 or 3.3 of the "Employee Pension Plan" maintained by the Corporation or each of its subsidiaries for salaried employees, or any successor plan thereto.

                  (c)   Notwithstanding  the  foregoing,  an  option   shall
          become immediately exercisable  as to all shares of  Common Stock
          remaining subject  to the  option on  or following  a   Change in
          Control of the Corporation (the date upon which such event occurs
          shall  be referred  to  herein  as an  "Acceleration  Date").   A
          "Change in Control" shall be deemed to occur at the time when either (i) any entity, person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than any Company, or any subsidiary of any Company, or any savings, pension or other plan for the benefit of employees of any Company or its subsidiaries) which theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 20% of the Corporation's then outstanding Common Stock either (x) acquires shares of Common Stock of the Corporation in a transaction or series of



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          transactions  that  results  in  such  entity,  person  or  group directly or indirectly owning beneficially 20% or more of the outstanding Common Stock of the Corporation, or (y) acquires by proxy or otherwise the right to vote for the election of directors, for any merger, combination or consolidation of the Corporation or any of its direct or indirect subsidiaries, or for
          any  other  matter  or  question   more  than  20%  of  the  then
          outstanding voting securities of the Corporation (except where such acquisition is made by a person or persons appointed by at least a majority of the Board of Directors of the Corporation to
          act  as  proxy  for  any   purpose);  or  (ii)  the  election  or
          appointment, within a twelve-month period, of persons to the Corporation's Board of Directors who were not directors of the Corporation at the beginning of such twelve-month period, and whose election or appointment was not approved by a majority of those persons who were directors at the beginning of such period, where such newly elected or appointed directors constitute 30% or
          more  of  the  directors  of   the  Board  of  Directors  of  the
          Corporation.

                  (d) An option may be exercised, at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the option has become exercisable, provided, however, that an option may not be exercised at any one time as to less than 100 shares (or less than the number of shares as to which the option is then exercisable, if that number is less than 100 shares).

                  (e) Subject to the provisions of paragraphs 11 and 12, in the case of incentive stock options, no option may be exercised  at any  time  unless  the holder  thereof  is then  an
          employee  of the  Corporation or  one of  its subsidiaries.   For
          purposes of this subparagraph 7(e), subsidiary shall include, as under Treasury Regulations Section 1.421-7(h)(3) and (4), example
          (3), any corporation which is a subsidiary of the Corporation during the entire portion of the requisite period of employment during which it is the employer of the holder.

                  (f) Upon the exercise of an option or portion thereof in accordance with the Plan, the option agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a shareholder with respect to the shares issued as a result of such exercise.

          8.      Award and Exercise of Rights

                  (a)   A  right  may  be  awarded   by  the  Committee   in
          connection with any option granted under the Plan, either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option ("tandem right"), or separately ("freestanding right"). Each tandem right shall be subject to the same terms and conditions as the related option and shall be exercisable only to the extent the option is



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          exercisable.   No  right shall be  exercisable for cash  by a GPU
          Officer within six months from the date the right is awarded (and then, as to a tandem right, only to the extent the related option is exercisable) or, if the exercise price of the right is not fixed on the date of the award, within six months from the date when the exercise price is so fixed, and in any case only when the GPU Officer's election to receive cash in full or partial satisfaction of the right, as well as the GPU Officer's exercise of the right for cash, is made during a Quarterly Window Period (as defined below); provided, that a right may be exercised by a GPU Officer for cash outside a Quarterly Window Period if the date of exercise is automatic or has been fixed in advance under the Plan and is outside the GPU Officer's control. The term "Quarterly Window Period" shall mean the period beginning on the third business day following the date of release of each of the Corporation's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such release; and the date of any such release shall be deemed to be the date it either (A) appears on a wire service, (B) appears on a financial news service, (C) appears in a newspaper of general circulation, or (D) is otherwise made publicly available, for example, by press releases to a wire service, financial news
          service, or newspapers  or general circulation.   Subject to  the
          foregoing, a right shall be exercisable (as to a tandem right, only to the extent the related option is exercisable) on or after an Acceleration Date.

                  (b) A right shall entitle the employee upon exercise in accordance with its terms (subject, in the case of a tandem right, to the surrender unexercised of the related option or any portion or portions thereof which the employee from time to time determines to surrender for this purpose) to receive, subject to the provisions of the Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to the product of (A) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, in the case of a tandem right, or the price per share specified in the terms of the right, in the case of a freestanding right, multiplied by
          (B) the number of shares with respect to which the right shall have been exercised. The payment may be made in the form of all cash, all shares of Common Stock, or a combination thereof, as elected by the employee, subject (where the employee is a GPU Officer) to paragraph 8(a) hereof.

                  (c) The exercise price per share specified in a right shall be as determined by the Committee, provided that, in the case of a tandem right accompanying an incentive stock option, the exercise price shall be not less than fair market value of the Common Stock subject to such option on the date of grant.

                  (d) If upon the exercise of a right the employee is to receive a portion of the payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by



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          the fair  market value  of a  share on  the exercise  date.   The
          number of shares received may not exceed the number of shares covered by any option or portion thereof surrendered. Cash will be paid in lieu of any fractional share.

                  (e) No payment will be required from an employee upon exercise of a right, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly by the employee upon notification of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the employee, or a portion of the shares of Common Stock that otherwise would be distributed to such employee upon exercise of the right, or a combination of cash and shares of such Common Stock.

                  (f) The fair market value of a share shall mean the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date of exercise, or if there are no sales on such date, on the next preceding day on which there were sales; provided, however, that in the case of rights that relate to an incentive stock option, the Committee may prescribe, by rules of general application, such other measure of fair market value as the Committee may in its discretion determine but not in excess of the maximum amount that would be permissible under Section 422 of the Code without disqualifying such option under Section 422.

                  (g) Upon exercise of a tandem right, the number of shares subject to exercise under the related option shall automatically be reduced by the number of shares represented by the option or portion thereof surrendered.

                  (h) A right related to an incentive stock option may only be exercised if the fair market value of a share of Common Stock on the exercise date exceeds the option price.

          9. Non-Transferability of Options, Rights and Units; Holding Periods for GPU Officers

                  (a) Options, rights, and units granted under the Plan shall not be transferable by the grantee thereof otherwise than by will or the laws of descent and distribution; provided, that the designation of a beneficiary by an employee shall not constitute a transfer; and options and rights may be exercised during the lifetime of the employee only by the employee or, unless such exercise would disqualify an option as an incentive stock option, by the employee's guardian or legal representative.

                  (b) Notwithstanding anything contained in this Plan to the contrary, (i) any shares of Common Stock awarded hereunder to a GPU Officer may not be transferred or disposed of for at least six months from the date of award thereof, (ii) any option, right or unit awarded hereunder to a GPU Officer, or the shares of Common Stock into which any such option, right or unit is exercised or converted, may not be transferred or disposed of for at least six months following the date of acquisition by the GPU Officer of such option, right or unit, and (iii) the Committee shall take no action whose effect would cause a GPU Officer to be in violation of clause (i) or (ii) above.

          10.     Award and Delivery of Restricted
                  Shares or Restricted Units

                  (a) At the time an award of restricted shares or restricted units is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such award. Each award of restricted shares or restricted units may have a
          different Restricted  Period.   The  Committee may,  in its  sole
          discretion, at the time an award is made, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the restricted shares or restricted units. Subject to
          Section 9 hereof, the Committee may also, in its sole discretion,
          shorten   or  terminate  the  Restricted  Period,  or  waive  any
          conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares or
          restricted units.   Notwithstanding the foregoing but  subject to
          Section  9  hereof,   all  restrictions  shall  lapse,   and  the
          Restricted Period shall terminate, with respect to all restricted shares or restricted units upon the earliest to occur of an employee's Eligible Retirement, death, Total Disability or the occurrence of an Acceleration Date.

                  (b)   (1) Unless such shares  are issued as uncertificated
          shares pursuant to subparagraph (3) below, a stock certificate representing the number of restricted shares granted to an employee shall be registered in the employee's name but shall be held in custody by the Corporation or an agent therefor for the employee's account. The employee shall generally have the rights and privileges of a shareholder as to such restricted shares, including the right to vote such restricted shares, except that,
          subject  to  the   provisions  of  paragraph 11,  the   following
          restrictions  shall apply: (i) the employee shall not be entitled
          to   delivery  of  the   certificate  until  the   expiration  or
          termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the restricted shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Committee at the time of award; and (iii) all of the restricted  shares  shall be  forfeited  and  all rights  of  the employee to such restricted shares shall terminate without further obligation on the part of the Corporation unless the employee has remained an employee of the Corporation or any of its subsidiaries until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee at the time of award applicable to
          such  restricted shares.   At  the  discretion of  the Committee,
          (i) cash  and  stock  dividends with  respect  to  the restricted
          shares  may  be   either  currently  paid  or   withheld  by  the
          Corporation for the employee's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee or (ii) the Committee may require that all cash dividends be applied to the purchase of additional shares of Common Stock, and such purchased shares, together with any stock dividends related to such restricted shares (such purchased shares and stock dividends are hereafter referred to as "Additional Restricted Shares") shall be treated as Additional Shares, subject to forfeiture on the same terms and conditions as the original grant of the restricted shares to the employee.

                  (2) The purchase of any  such Additional Restricted Shares shall be made either (x) through the Corporation's Dividend Reinvestment and Stock Purchase Plan, in which event the price of such shares so purchased through the reinvestment of dividends shall be as determined in accordance with the provisions of that plan and no stock certificate representing such Additional Restricted Shares shall be registered in the employee's name or
          (y)  in  accordance   with  such  alternative  procedure   as  is
          determined by the Committee in which event the price of such purchased shares shall be the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date on which such purchase is made, or if there were no sales on
          such date, the next preceding day on which there were sales.   In
          the event that the Committee shall not require reinvestment, cash or stock dividends so withheld by the Committee shall not be
          subject  to forfeiture.   Upon the  forfeiture of  any restricted
          shares  (including  any   Additional  Restricted  Shares),   such
          forfeited shares shall be transferred to the Corporation without further action by the employee. The employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 13.

                  (3) Notwithstanding  anything  herein  to  the   contrary,
          shares representing Restricted Shares or Additional Restricted Shares may be issued as uncertificated shares.

                  (c)   Upon   the   expiration   or   termination   of  the
          Restricted Period and the satisfaction of any other conditions prescribed by the Committee at the time of award, or at such earlier time as provided for in paragraph 11, the restrictions
          applicable  to   the  restricted  shares   (including  Additional
          Restricted Shares) shall lapse and a stock certificate for the number of restricted shares (including any Additional Restricted Shares) with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the employee or the employee's beneficiary
          or estate,  as the  case may be.   The  Corporation shall  not be
          required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the employee or the employee's beneficiary or estate, as the case may be.

          No payment will be required from the employee upon the issuance or delivery of any restricted shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the employee, or a portion of the shares of Common Stock that otherwise would be distributed to such employee upon the lapse of the restrictions applicable to the restricted shares, or a combination of cash and shares of such Common Stock.

                  (d) In the case of an award of restricted units, no shares of Common Stock shall be issued at the time the award is made, and the Corporation shall not be required to set aside a fund for the payment of any such award.

                  (e)   Subject to subparagraph (g) below:

                     (i) Upon the expiration or termination of the Restricted Period or the occurrence of an Acceleration Date and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in paragraph 11, the Corporation shall deliver to the employee or the employee's beneficiary or estate, as the case may be, one share of Common Stock for each restricted unit with respect to which the restrictions have lapsed ("vested unit").

                     (ii) In addition, if the Committee has not required the deemed reinvestment of such Dividend Equivalents pursuant to paragraph 4, at such time the Corporation shall deliver to the employee cash equal to any Dividend Equivalents or stock dividends credited with respect to each such vested unit and, to the extent determined by the Committee, the interest thereupon. However, if the
                  Committee has required such deemed reinvestment in connection with such restricted unit, in addition to the stock represented by such vested unit, the Corporation shall deliver the number of Additional Deemed Shares credited to the employee with respect to such vested unit.

                     (iii) Notwithstanding   the  foregoing,  the  Committee
                  may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only

                  Common Stock for the vested units and related Additional Deemed Shares. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment shall be equal to the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date on which the Restricted Period lapsed with respect to such vested unit and related Additional Deemed Shares, or if there are no sales on such date, on the next preceding day on which there were sales.

                  (f)   Upon  the occurrence  of  an Acceleration  Date, all
          outstanding  vested  units  (including  restricted  units   whose
          restrictions have lapsed as a result of the occurrence of such acceleration date) and credited Dividend Equivalents or related Additional Deemed Shares shall be payable as soon as practicable but in no event later than 90 days after such Acceleration Date in cash, in shares of Common Stock, or part in cash and part in Common Stock, as the Committee, in its sole discretion, shall determine.

                     (i) Subject to subparagraph (g) below, to the extent that an employee receives cash in payment for his or her vested units and Additional Deemed Shares, such employees shall receive an amount equal to the product of (x) the number of vested units and Additional Deemed Shares credited to such employee's account for which such employee is receiving payment in cash multiplied by (y) the highest closing price per share of Common Stock occurring during the ninety (90) day period preceding and the ninety (90) day period following the Acceleration Date (the "Multiplication Factor").

                     (ii) Subject to subparagraph (g) below, to the extent that an employee receives Common Stock in payment for his or her vested units and Additional Deemed Shares, such employee shall receive the number of shares of Common Stock determined by dividing (x) the product of (I) the number of vested units and Additional Deemed Shares credited to such employee's account for which such employee is receiving payment in Common Stock multiplied by (II) the Multiplication Factor, by (y) the fair market value per share of the Common Stock for the day preceding the payment date, or if there are no sales on such date, on the next preceding day on which there were sales.

                  (g) No payment will be required from the employee upon the award of any restricted units, the crediting or payment of any Dividend Equivalents or Additional Deemed Shares, or the delivery of Common Stock or the payment of cash in respect of vested units, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due. The Committee may permit such amount to be paid in shares of

          Common Stock previously owned by the employee, or a portion of the shares of Common Stock that otherwise would be distributed to such employee in respect of vested units and Additional Deemed Shares, or a combination of cash and shares of such Common Stock.

                  (h) In addition, the Committee shall have the right, in its absolute discretion, upon or prior to the vesting of any restricted shares (including Additional Restricted Shares) and restricted units (including Additional Deemed Shares) to award cash compensation to the employee for the purpose of aiding the employee in the payment of any and all federal, state and local income taxes payable as a result of such vesting, if the performance of the Corporation during the Restricted Period meets such criteria as the Committee shall have prescribed.

                  (i) Notwithstanding any other provision in this paragraph 10 to the contrary, any payment of cash and/or delivery of any shares of Common Stock otherwise required to be made hereunder on any date with respect to any restricted units awarded to an employee, or with respect to any cash compensation awarded to an employee pursuant to subparagraph (h) above, may be deferred, at the employee's election, either under this Plan or under the GPU System Companies Deferred Compensation Plan for Elected Officers, to the extent such deferral is permitted under, and upon such terms and conditions as may be set forth in, the written agreement between the employee and the Corporation (whether as initially entered into, or as subsequently amended) evidencing the award of such units, or cash compensation, to the employee.

          11.     Termination of Employment

                  In the event that the employment of an employee to whom an option or right has been granted under the Plan shall be
          terminated   for  any  reason   other  than   as  set   forth  in
          paragraph 12, such option or right may, subject to the provisions of the Plan, be exercised (but only to the extent that the employee was entitled to do so at the termination of his or her employment) at any time within three (3) months after such termination, but in no case later than the date on which the option or right terminates.

                  Unless otherwise determined by the Committee, if an employee to whom restricted shares or restricted units have been granted ceases to be an employee of the Corporation or of a subsidiary prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee at the time of grant for any reason other than as set forth in
          paragraph 12,  the   employee  shall   immediately  forfeit   all
          restricted shares and restricted units, including all Additional Restricted Shares or Additional Deemed Shares related thereto.

                  Any option, right, restricted share or restricted unit agreement, or any rules and regulations relating to the Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates
          and the  effect  of  leaves  of  absence.   Any  such  rules  and
          regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the Plan or in any award granted pursuant to the Plan shall confer upon any employee any right to continue in the employ of the Corporation of any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate such employment at any time.

          12.     Eligible Retirement, Death or Total Disability  of
                  Employee

                  If any employee to whom an option, right, restricted share or restricted unit has been granted under the Plan shall die, or suffer a Total Disability, while employed by the Corporation or one of its subsidiaries or if an employee
          terminates   his  or  her  employment  pursuant  to  an  Eligible
          Retirement, such option or right may be exercised, as set forth herein, or such restricted shares or restricted unit shall be deemed to be vested, whether or not the employee was otherwise entitled at such time to exercise such option or right, or be
          treated as  vested  in  such  share  or unit.    Subject  to  the
          restrictions otherwise set forth in this Plan, such option or right shall be exercisable by the employee, a legatee or legatees of the employee under the employee's last will, or by the employee's personal representatives or distributees, whichever is applicable, at any time (but in no case later than the date on which the option or right terminates in accordance with the terms of grant) within three years after the date of the earlier of
          (i) the employee's death or Total Disability (if the employee shall have died or suffered a Total Disability while employed by the Corporation or its subsidiaries), or (ii) such employee's Eligible Retirement.

                  For purposes of this paragraph 12, "Total Disability" is defined as the permanent inability of an employee, as a result of accident or sickness, to perform any and every duty pertaining to such employee's occupation or employment for which the employee
          is   suited  by  reason  of  the  employee's  previous  training, education and experience.

          13.     Adjustments Upon Changes in Capitalization, etc.

                  Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding options, restricted shares or restricted units as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations,
          reorganizations, liquidations and the like.   In the event of any
          offer to  holders  of  Common  Stock generally  relating  to  the
          acquisition   of  their  shares,  the  Committee  may  make  such
          adjustment  as it  deems  equitable  in  respect  of  outstanding
          options,  rights,   and  restricted   units   including  in   the
          Committee's discretion revision of outstanding options, rights, and restricted units so that they may be exercisable for or
          payable   in  the  consideration   payable  in   the  acquisition
          transaction.   Any such determination  by the Committee  shall be
          conclusive. No adjustment shall be made in the minimum number of shares with respect to which an option may be exercised at any time. Any fractional shares resulting from such adjustments to options, rights, limited rights, or restricted units shall be eliminated.

          14.     Effective Date

                  The Plan as  amended shall become effective as of  June 1,
          1990, subject to  the approval of the  Corporation's shareholders
          at the  Corporation's 1990 Annual  Meeting of Shareholders.   The
          Committee may, in its discretion, grant awards under the Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that to the extent required at the time of grant, exercise or payment (i) the shares of Common Stock covered by such awards shall be duly listed, upon official notice of issuance, upon the New York Stock Exchange, and (ii) if the Corporation deems it necessary or desirable a Registration Statement under the Securities Act of 1933 with respect to such shares shall be effective.

          15.     Termination and Amendment

                  The Board of Directors of the Corporation may suspend, terminate, modify or amend the Plan, provided that if any such amendment requires shareholder approval to meet the requirement of the then applicable rules under Section 16(b) of the Exchange Act, such amendment shall be subject to the approval of the Corporation's shareholders. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the Plan may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.

          16.     Written Agreements

                  Each award of options, rights, restricted shares or restricted units shall be evidenced by a written agreement, executed by the employee and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require.

          17.     Effect on Other Stock Plans

                  The adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees of the Corporation, its subsidiaries, or any successors thereto.